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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                F O R M    8 - K

                       PURSUANT TO SECTION 13 or 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  October 13, 1998



                           CNB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 2-88511


             Pennsylvania                             25-1450605
             ------------                             ----------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                              County National Bank
                             1 South Second Street
                                  P.O. Box 42
                         Clearfield, Pennsylvania 16830
                    (Address of principal executive offices)

       Registrant's telephone number, including area code, (814) 765-9621
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Item 5.  Other Events

    On October 13, 1998, CNB Financial Corporation's wholly-owned subsidiary County National Bank agreed to purchase the Punxsutawney office in western Pennsylvania from First Western Bank, N.A. The agreement includes the acquisition of the related deposits, consumer loans, and small business banking relationships for the Punsutawney office located in Jefferson County. County National will acquire approximately $37 million in deposits, $11.5 million in consumer and small business loans, along with related fixed assets, leases, and other agreements. The consideration to be paid by County National will be approximately $5 million for the deposits and the right to acquire, at book value, the loan portfolio and related assets of the office. The transaction is subject to regulatory approval and is expected to be completed by mid February 1999.


Item 7.  Financial Statements and Exhibits

         (a) Financial Statements:  None.

         (b) Exhibits:

              1        Press Release Announcing: County National Bank to Acquire
Punxsutawney                                     Office of First Western Bank.


SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CNB Financial Corporation
                                          (Registrant)



November 9, 1998                    /s/ Joseph B. Bower, Jr.
                                    ------------------------
                                    Joseph B. Bower, Jr.
                                    Treasurer
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                           CNB Financial Corporation

                              Exhibits to Form 8-K

                 For the Current Report Dated October 13, 1998


                                 Exhibit Index

Exhibit                                                              Method of
Number                            Description                        Filing
------                            -----------                        -------

99.1                              Press Release Announcing County    Filed
                                  National Bank to Acquire           Herewith
                                  Punxsutawney Office of First
                                  Western Bank